SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 7, 2011
Date of report (Date of earliest event reported)

VERDANT AUTOMOTIVE CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 6, 2011, Registrant entered into a Director Services Agreement with A.C. Green, whereby Mr. Green has agreed to serve as a Director of the Registrant in exchange for, among other things, remuneration in the form of One Million Five Hundred Thousand (1,500,000) restricted shares of Common Stock of Registrant to be issued currently and an additional One Million (1,000,000) restricted shares of Common Stock of Registrant to be issued at the conclusion of six (6) months’ service as a member of the Board of Directors, for a prospective total of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock of Registrant, and Ten Thousand Dollars ($10,000USD) in cash per month.  The cash compensation will accrue and not be paid until such time as Registrant determines it has sufficient available cash to pay the cash compensation.

As set forth more fully in Item 3.02, below, Registrant also entered into a stock purchase agreement with several investors, individually, through the Private Placement.

On July 5, 3022, Registrant entered into a consulting agreement with a private firm to provide business development advise to the Board of Directors or Registrant’s officers in exchange for a Fifty Thousand Dollar ($50,000USD) retainer and an additional Fifteen Thousand Dollars ($15,000USD) per month in the event that the term is extended. If not extended, however, the term of the consulting agreement expires on September 30, 2011.

ITEM 3.02	Unregistered Sales of Equity Securities.

In connection with the Director Services Agreement with Mr. Green  identified in Item 1.01, above, Registrant issued One Million Five Hundred Thousand (1,500,000) restricted shares of its Common Stock to Mr. Green on July 7, 2011, for services to be rendered on Registrant’s behalf by Mr. Green.

Effective July 7, 2011, Registrant authorized the issuance of an aggregate of 705,000 shares of common stock to certain investors (the “Private Placement”). Registrant received gross proceeds of $70,500 in the Private Placement.

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  All of the investors were accredited investors, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.  No placement agent or underwriter was used in connection with the Private Placement and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2011, Mr. A.C. Green was elected a Director of the Registrant pursuant to a Written Consent of Majority Stockholders delivered by five (5) stockholders.

Mr. Green has served as the President of the A.C. Green Youth Foundation since 1989 and has served as a business consultant and lecturer since his retirement from the National Basketball Association in 2001.  Prior to that, Mr. Green spent 16 seasons in the National Basketball Association, winning 3 championships with the Los Angeles Lakers.  Mr. Green holds a National Basketball Association record with 1,192 consecutive games played.

In connection with the election of Mr. Green as a Director of the Registrant, Registrant and Mr. Green entered into a Director Services Agreement, as more fully described in Item 1.01 of this report.

ITEM 5.07	Submission of Matters to a Vote of Security holders.

Pursuant to Section 9 of Registrant’s Bylaws, which allows the stockholders constituting a majority of the outstanding shares entitled to vote at a meeting of the stockholders to take any action, in lieu of a meeting, without prior notice and without a vote, on July 6, 2011, five (5) shareholders representing a majority of the outstanding shares entitled to vote on such matters executed a Written Consent of Majority Stockholders electing A.C. Green as a Director of the Registrant.

ITEM 7.01	Regulation FD Disclosure.

On July 7, 2011, Registrant issued a press release announcing that A.C. Green has been elected as a Director of the Registrant and has accepted said election.  The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to General Instruction B.2 of Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability provisions of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements
Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in Registrant's other reports filed with the Securities and Exchange Commission.  Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.  Potential investors, and the general public, are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  Registrant is under no duty to update any of the information in this report.

ITEM 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1	Press Release issued on July 7, 2011, furnished pursuant to Item 7.01 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDANT AUTOMOTIVE CORPORATION (Registrant)

Dated: July 7, 2011	By:	/s/ Dan Elliott
Dan Elliott
Chief Executive Officer

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